N-SAR Exhibit: Sub-item 77I
Legg Mason Partners Institutional Trust


In connection with the terms of the offering of Administrative Shares of Western Asset
Institutional Liquid Reserves, Western Asset
Institutional Cash Reserves, Western Asset
Institutional U.S. Treasury Reserves, Western
Asset Institutional Tax Free Reserves, Registrant incorporates by reference Registrant's prospectus and Statement of Additional Information as filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933 on post-effective Amendment No. 65 to Form N-1A, on
August 26, 2010 (Accession No. 0001193125-10-
198349).

In connection with the terms of the offering of Investor Shares for each of Western Asset /
Citi Institutional Liquid Reserves, Western
Asset / Citi Institutional Cash Reserves,
Western Asset / Citi Institutional U.S.
Treasury Reserves and Western Asset / Citi
Institutional Tax Free Reserves, Registrant incorporates by reference Registrant's prospectus and Statement of Additional
Information as filed with the Securities and Exchange Commission pursuant to the Securities
Act of 1933 on post-effective Amendment No. 62 to Form N-1A, on May 27, 2010 (Accession No.
0000930413-10-003181).